UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	August 20, 2018
Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas, 76140
(Address of Principal Executive Offices, including zip code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
     On August 20, 2018, Tandy Leather Factory, Inc. executed a Promissory Note with BOKF, NA dba Bank of Texas ("BOKF"), pertaining to the existing $6 million line of credit facility for which the maturity date was extended from September 18, 2019 to September 18, 2020 and the variable interest rate was reduced from 1.85% plus LIBOR to 1.50% plus LIBOR.  All other significant terms remain unchanged.  The Promissory Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Promissory Note contained herein is qualified in its entirety by reference to the full text of the Promissory Note.

     Further, on August 20, 2018, the company executed a Promissory Note with BOKF, pertaining to the existing $15 million line of credit facility for the purchase of the Company's common stock.  This Promissory Note extended the draw period to August 18, 2019, during which time the Company will make monthly interest-only payments.  On August 18, 2019, the principal balance will be rolled into a 4-year term note which matures September 18, 2023.  In addition, the variable interest rate was reduced from 1.85% plus LIBOR to 1.50% plus LIBOR.  All other terms remain unchanged.  This Promissory Note is attached as Exhibit 10.2 and is incorporated herein by reference.  The description of the Promissory Note contained herein is qualified in its entirety by reference to the full text of the Promissory Note.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: August 21, 2017	By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	$6 Million Line of Credit Extension
10.2	$15 Million Line of Credit Extension